October 19, 2021 ManpowerGroup Third Quarter Results Exhibit 99.2

FORWARD-LOOKING STATEMENT This presentation contains statements, including statements regarding economic uncertainty, the global recovery, financial and labor outlook, the Company’s strategic initiatives, the anticipated results of the ettain acquisition, the Experis brand’s positioning for future growth, as well as the potential impacts of the COVID-19 pandemic and the Company’s efforts to respond to such impacts, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2020, which information is incorporated herein by reference. The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

As Reported As Adjusted(1) Q3 Financial Highlights 12% 12% Revenue $5.1B 11% CC 11% CC 80 bps 80 bps Gross Margin 16.6% 144% 38% Operating Profit $151M ($162M as adjusted) 144% CC 37% CC 160 bps 60 bps OP Margin 2.9% (3.2% as adjusted) NM(2) 61% EPS $1.77 ($1.93 as adjusted) 60% CC Consolidated Financial Highlights Excludes the impact of restructuring charges of $5.3M ($4.0 net of tax), and $6.2M ($4.8 net of tax) of acquisition transaction costs in Q3 2021; while Q3 2020 excludes the impact of restructuring charges of $49.9M ($42.1 net of tax), $5.8M ($5.2M net of tax) loss from dispositions of subsidiaries and a discrete tax item of $12M. Variances are not meaningful.

EPS Bridge – Q3 vs. Guidance Midpoint

Consolidated Gross Margin Change

Trend Business Line Gross Profit – Q3 2021(1) (1) Business line classifications can vary by entity and are subject to change as service requirements change. █ Manpower █ Experis █ Talent Solutions █ ManpowerGroup – Total

SG&A Expense Bridge – Q3 YoY (in millions of USD) Reported ratio is favorably impacted 10 bps due to the effect of currency exchange rates on our business mix. In constant currency, SG&A as adjusted was 13.5% of revenue.

Operating Unit Profit (OUP) is the measure that we use to evaluate segment performance. OUP is equal to segment revenues less direct costs and branch and national headquarters operating costs. Americas Segment (19% of Revenue) As Reported As Adjusted(1) Q3 Financial Highlights 7% 7% Revenue $1.0B 8% CC 8% CC 29% 8% OUP $41M ($52M as adjusted) 33% CC 10% CC 70 bps 0 bps OUP Margin 4.1% (5.2% as adjusted) Excludes the impact of restructuring charges of $5.3M ($4.0 net of tax), and $6.2M ($4.8 net of tax) of acquisition transaction costs in Q3 2021; while Q3 2020 excludes the impact of restructuring costs of $16.7M ($12.6M net of tax).

Revenue Trend - CC Revenue Trend % of Segment Revenue Americas – Q3 Revenue Trend YoY Average Daily Revenue Trend - CC On an organic basis, revenue for the US increased 11% and ADR increased 11%. (1)

Southern Europe Segment (46% of Revenue) As Reported As Adjusted(1) Q3 Financial Highlights 13% 13% Revenue $2.4B 12% CC 12% CC 54% 30% OUP $111M 53% CC 29% CC 120 bps 60 bps OUP Margin 4.6% Prior year excludes the impacts of restructuring costs of $7.6M ($5.9M net of tax) and the $5.8M ($5.2M net of tax) loss from dispositions of subsidiaries in Q3 2020.

Southern Europe – Q3 Revenue Trend YoY Revenue Trend - CC Revenue Trend % of Segment Revenue Average Daily Revenue Trend - CC On an organic basis revenue for Southern Europe Other increased 15% or 13% in constant currency. (1)

Northern Europe Segment (23% of Revenue) As Reported As Adjusted(1) Q3 Financial Highlights 23% 23% Revenue $1.2B 19% CC 19% CC NM(2) 882% OUP $17M 828% CC 380 bps 120 bps OUP Margin 1.4% Prior year excludes the impact of restructuring costs of $24.1M ($22.6M net of tax) in Q3 2020. Variances are not meaningful.

Northern Europe – Q3 Revenue Trend YoY Revenue Trend - CC Revenue Trend % of Segment Revenue Average Daily Revenue Trend - CC

APME Segment (12% of Revenue) As Reported As Adjusted(1) Q3 Financial Highlights 3% 3% Revenue $611M 4% CC 4% CC 37% 26% OUP $23M 40% CC 29% CC 90 bps 70 bps OUP Margin 3.7% Prior year excludes the impact of restructuring costs of $1.5M ($1.0M net of tax) in Q3 2020.

APME – Q3 Revenue Trend YoY Revenue Trend - CC Revenue Trend % of Segment Revenue Average Daily Revenue Trend - CC (1)

Cash Flow Summary – 9 Months YTD

Balance Sheet Highlights Total Debt (in millions of USD) Total Debt to Total Capitalization Total Debt Net Debt Net (Cash)

Debt and Credit Facilities – September 30, 2021 (in millions of USD) (3) (1)(2) The $600M agreement requires that we comply with a Leverage Ratio (net Debt-to-EBITDA) of not greater than 3.5 to 1 and a Fixed Charge Coverage Ratio of not less than 1.5 to 1, in addition to other customary restrictive covenants. As defined in the agreement, we had a net Debt-to-EBITDA ratio of -0.23 to 1 and a fixed charge coverage ratio of 4.84 to 1 as of September 30, 2021. (In the agreement, net debt is defined as total debt less cash in excess of $400M.) As of September 30, 2021, there were $0.5M of standby letters of credit issued under the agreement. Under the $600M agreement, we have an option to increase the total availability under the facility by an additional $200M. Represents subsidiary uncommitted lines of credit & overdraft facilities, which total $344.2M. Total subsidiary borrowings are limited to $300M due to restrictions in our Revolving Credit Facility, with the exception of Q3 when subsidiary borrowings are limited to $600M. Interest Rate Maturity Date Total Outstanding Remaining Available Euro Notes - €500M 1.809% Jun 2026 576 - Euro Notes - €400M 1.913% Sep 2022 463 - Revolving Credit Agreement 1.080% Jun 2023 - 599 Uncommitted lines and Other Various Various 27 317 Total Debt 1,066 916

Estimates do not include fourth quarter impact of acquisition transaction costs of approximately $9 million and acquisition integration costs of approximately $4 to $6 million. Fourth Quarter 2021 Outlook Revenue Total Up 3-7% (5-9% CC) (2-6% OCC) Americas Up 13-17% (14-18% CC) (Down 4%/Flat OCC) Southern Europe Flat/Up 4% (2-6% CC) Northern Europe Up 8-12% (8-12% CC) APME Down 4%/Flat (Flat/Up 4% CC) Gross Profit Margin 16.6 – 16.8% (includes +20 bps from ettain) EBITA(1) Margin 3.3 – 3.5% (includes +20 bps from ettain) Operating Profit Margin 3.1 – 3.3% (includes +10 bps from ettain) Tax Rate 32.0% EPS $1.99 – $2.07 (unfavorable $0.04 currency) (includes $0.13 from ettain) EBITA is a non-GAAP financial measure and is defined herein as Operating Profit before Amortization of Intangible Assets.

Our third quarter results reflect a continued global economic recovery with revenue growth of 11% in constant currency Gross profit margin of 16.6% reflects significant improvement from permanent recruitment growth and improved business mix We are sourcing and creating talent for our clients through innovative programs such as Manpower MyPath and Experis Career Accelerator We successfully completed the acquisition of the ettain group on October 1st which is now operating as part of our Experis business Key Take Aways

Appendix

Industry Vertical Composition – Q3 2021 Manufacturing, 40.8%